[BKD LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated August 7, 2003, relating to the balance sheets of Osage Federal Savings and Loan Association as of June 30, 2003 and 2002, and the related statements of income, retained earnings and cash flows for the years then ended, which report appears in Form SB-2 (File No. 333-111219) of Osage Federal Financial, Inc. filed with the Securities and Exchange Commission on December 26, 2003, as amended.



                                                     /s/BKD, LLP



Joplin, Missouri
May 20, 2004